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                                                           EXHIBIT (d)(4)





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                              PROXY- COMMON STOCK
                            DAVCO RESTAURANTS, INC.

             (Solicited by and on Behalf of the Board of Directors)
               SPECIAL MEETING OF STOCKHOLDERS- January 12, 1998

     The undersigned hereby appoints________________ and ___________, jointly severally, proxies, with power of substitution, to vote at the Special Meeting of Stockholders (including any adjournments thereof) of DAVCO RESTAURANTS, INC., to be held on January 12, 1998, with all powers the undersigned would possess if personally present, as specified on the ballot below on the proposal set forth and revokes all proxies previously given by the undersigned with respect to the shares of Common Stock, par value $.001 per share (the "Shares"), of DavCo Restaurants, Inc. covered hereby.

     Proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of October 21, 1997, among DavCo Restaurants, Inc. (the "Company"), DavCo Acquisition Holdings, Inc., a Delaware corporation ("DAC"), and DavCo Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of DAC ("DAC Sub"), pursuant to which: (a) DAC Sub will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation in the Merger, will become a wholly-owned subsidiary of DAC; and (b) each share that is issued and outstanding at the effective time of the Merger (other than Shares held in the Company's treasury, by any subsidiary of the Company, by DAC or by DAC Sub, which will be cancelled without payment, and other than Shares in respect of which appraisal rights have been perfected properly in accordance with Delaware law) will be converted into the right to receive $20.00 in cash, without interest, all as more fully described in the Company's Proxy Statement dated __________, receipt of which is hereby acknowledge.

          FOR |_|                AGAINST |_|                ABSTAIN  |_|

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     This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the proposal on the reverse side hereof and at the discretion of the proxies on any other matter that may properly come before the Special Meeting.

     Dated
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                                  Signature
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                                  Print name
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                                  Signature
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                                  Print name
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                                  Please sign exactly as name appears hereon.
                                  When signing as attorney, executor,
                                  administrator, trustee or guardian, please give full title as such. When stock is in the names of more than one person, each person should sign the proxy.

                                  Holders of DavCo Restaurants, Inc. Common
                                  Stock are urged to sign, date and return this proxy in the enclosed envelope (no postage is required if mailed in the United States).

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